Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-4962 and 333-51434) of our report dated August 11, 2004, with respect to the consolidated financial statements of Fox Entertainment Group, Inc. included in the News Corporation’s Annual Report (Form 8-K) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

November 23, 2004